Exhibit (h.1)

Transfer Agency and Shareholder Services Agreement

Amendment No. 1

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 1 To Transfer Agency And Shareholder Services Agreement, dated as of November 30, 2012 (“Amendment No. 1”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and each of the registered investment companies signing below (each, an “Investment Company”, and collectively, the “Investment Companies”).

Background

BNYM and the Investment Companies previously entered into the Transfer Agency And Shareholder Services Agreement, dated as of June 30, 2012 (“Original Agreement”). The parties wish to amend the Original Agreement as set forth in this Amendment No. 1.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modifications to Original Agreement. The Original Agreement is hereby amended as follows:

(a) The capitalized word “Agreement” that appears in the first sentence of the Original Agreement, and the quotation marks and parentheses on either side of that capitalized word, are hereby deleted.

(b) The following sentence is added to the end of the first (introductory) paragraph of the Original Agreement:

The term “Agreement” shall mean the Transfer Agency And Shareholder Services Agreement, dated as of June 30, 2012, between BNYM and the Investment Companies, as it may be amended from time to time.

(c) Schedule B is deleted in its entirety and replaced with the Schedule B attached to Amendment No. 1 to Transfer Agency And Shareholder Services Agreement, dated as of November 30, 2012, between BNYM and the Investment Companies.

2. Remainder of Original Agreement. Except as specifically modified by this Amendment No. 1, all terms and conditions of the Original Agreement shall remain in full force and effect.

3. Governing Law. The governing law of the Original Agreement shall be the governing law of this Amendment No. 1.

4. Entire Agreement. This Amendment No. 1 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Original Agreement.

5. Facsimile Signatures; Counterparts. This Amendment No. 1 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 1 or of executed signature pages to this Amendment No. 1 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 1.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:

Name:

Title:

SIT LARGE CAP GROWTH FUND, INC.

SIT MID CAP GROWTH FUND, INC.

SIT MUTUAL FUNDS, INC.

SIT MUTUAL FUNDS II, INC.

SIT U.S. GOVERNMENT SECURITIES FUND, INC.

Each Acting On its Own Behalf and On Behalf of its Portfolios And

Not On Behalf Of Any Other Investment Company or Any Other Portfolios.

By:

Name:	Paul E. Rasmussen

Title:	Vice President

SCHEDULE B

(Dated: December 31, 2012)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement dated as of June 30, 2012 between BNY Mellon Investment Servicing (US) Inc. and each of the Investment Companies and Portfolios listed on this Schedule B, as it may be amended from time to time.

Investment Companies / Portfolios

Sit Mid Cap Growth Fund, Inc.

Sit Large Cap Growth Fund, Inc.

Sit U.S. Government Securities Fund, Inc.

Sit Mutual Funds, Inc.

Sit International Growth Fund (series A)

Sit Balanced Fund (series B)

Sit Developing Markets Growth Fund (series C)

Sit Small Cap Growth Fund (series D)

Sit Dividend Growth Fund (series G)

Sit Global Dividend Growth Fund (series H)

Sit Mutual Funds II, Inc.

Sit Tax-Free Income Fund (series A)

Sit Minnesota Tax-Free Income Fund (series B)

Sit Quality Income Fund (series E)